EXHIBIT 1
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                          SECURITIES PURCHASE AGREEMENT




                                      AMONG




                               CLEAN HARBORS, INC.




                                       AND




                     THE BUYERS LISTED ON SCHEDULE A HERETO




                                SEPTEMBER 6, 2002





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


                                TABLE OF CONTENTS

                                                                            Page

1.    PURCHASE AND SALE OF PREFERRED SHARES....................................2

2.    BUYER'S REPRESENTATIONS AND WARRANTIES...................................2

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................4

4.    COVENANTS...............................................................29

5.    TRANSFER AGENT INSTRUCTIONS.............................................31

6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL..........................32

7.    CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.......................33

8.    INDEMNIFICATION.........................................................36

9.    MISCELLANEOUS...........................................................37

                                    EXHIBITS

Exhibit A   -   Form of Certificate
Exhibit B   -   Form of Investors Rights Agreement
Exhibit C   -   Form of Voting Agreement
Exhibit D   -   Irrevocable Transfer Agent Instructions
Exhibit E   -   Sale Order
Exhibit F   -   Form of Company Counsel Opinion

                                      INDEX

                                                                            Page

19.99% Rule....................................................................5
1933 Act.......................................................................1
1934 Act.......................................................................8
Agreement......................................................................1
Articles of Organization.......................................................6
Bankruptcy Code...............................................................28
Business Day...................................................................2
Business Intellectual Property................................................19
Business Trade Secrets........................................................19
Buyers.........................................................................1
By-laws........................................................................6
CAA...........................................................................23
Capital Stock..................................................................6
CERCLA........................................................................23
Certificate....................................................................1
Closing........................................................................2
Closing Date...................................................................2
Code..........................................................................14
Common Stock...................................................................1
Company........................................................................1
Company Financial Statements...................................................8
Congress......................................................................34
Congress Loan Documents.......................................................34
Congress Loans................................................................34
Copyrights....................................................................19
CSD Acquisition................................................................1
CSD Acquisition Assets........................................................28
CSD Acquisition Documents.....................................................28
CSD Balance Sheets.............................................................8
CSD Business...................................................................5
CWA...........................................................................23
DTC...........................................................................31
Employee Plans................................................................14
Environmental Claims..........................................................23
Environmental Laws............................................................23
Environmental Liabilities.....................................................23
Environmental Lien............................................................23
Environmental Permits.........................................................24
EPCRA.........................................................................23
ERISA.........................................................................14
ERISA Affiliate...............................................................14
FIFRA.........................................................................23
Financing Agreement............................................................1

Foreign Pension Plan..........................................................16
FRBP..........................................................................33
GAAP...........................................................................8
Governmental Authority........................................................24
Handle........................................................................24
Hazardous Materials...........................................................24
Indebtedness..................................................................12
Indemnified Liabilities.......................................................36
Indemnitees...................................................................36
Initial Lenders................................................................1
Intellectual Property.........................................................19
Intellectual Property Contracts...............................................19
Investment Company Status.....................................................29
Investors Rights Agreement.....................................................1
Irrevocable Transfer Agent Instructions.......................................31
Legal Requirements............................................................14
Licensed Intellectual Property................................................20
Liens..........................................................................6
Material Adverse Effect........................................................4
McKim..........................................................................1
OSHA..........................................................................23
Patents.......................................................................19
PBGC..........................................................................15
Permits.......................................................................25
Policies......................................................................25
Preferred Shares...............................................................2
Preferred Stock................................................................1
Preferred Stock Certificates...................................................2
Principal Market..............................................................31
Purchase Price.................................................................2
RCRA..........................................................................23
Registered....................................................................20
Regulation D...................................................................3
Release.......................................................................24
Remedial Action...............................................................24
Required Policies.............................................................25
Resolutions...................................................................35
Rule 144.......................................................................3
Sale Order....................................................................33
SEC............................................................................3
SEC Documents..................................................................8
Securities.....................................................................5
Series B Preferred Stock.......................................................6
Shareholder's Rights Plan.....................................................27
Stockholder Approval..........................................................31
Subsidiaries...................................................................4

Suit.........................................................................17
Technology Systems............................................................20
Title IV Plan.................................................................15
TOSCA.........................................................................23
Trade Secrets.................................................................19
Trademarks....................................................................19
Transaction Documents..........................................................5
Voting Agreement...............................................................1
Voting Shareholders............................................................1

                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of September 6, 2002, by and among Clean Harbors, Inc., a Massachusetts corporation, with headquarters located at 1501 Washington Street, Braintree, Massachusetts 02184 (the "COMPANY") and the Buyers listed on the signature pages hereto (the "BUYERS").

         WHEREAS, the Company proposes to purchase substantially all of the assets of the Chemical Services Division of Safety-Kleen Corp. and its subsidiaries, each as a debtor-in-possession (collectively, "CSD"), pursuant to Sections 363/365 of the United States Bankruptcy Code (the "CSD ACQUISITION");

         WHEREAS, simultaneously herewith, the Company and certain of its Subsidiaries, as borrowers, certain of the Company's Subsidiaries, as guarantors, the lenders from time to time parties thereto, as lenders, (the "INITIAL LENDERS") and Ableco Finance, LLC, as agent for the Initial Lenders, have entered into a Financing Agreement, dated as of the date hereof (such agreement as in effect on the date hereof, the "FINANCING AGREEMENT"), pursuant to which the Initial Lenders have agreed to make senior and senior subordinated loans and other extensions of credit to the Company to finance the CSD Acquisition, to refinance certain indebtedness and for other proper purposes;

         WHEREAS, the Buyers, each of whom is an affiliate of one of the Initial Lenders, desire to purchase from the Company, and the Company desires to sell and issue to the Buyers shares of Series C Convertible Preferred Stock, par value $0.01 per share, of the Company (the "PREFERRED STOCK"), which are convertible into shares (the "CONVERSION SHARES") of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK"), and have the rights, restrictions, privileges and preferences set forth in the Certificate of Vote of Directors Establishing a Series of a Class of Stock, (the "CERTIFICATE"), which shall contain the vote and the description of Series C Convertible Preferred Stock in the form attached hereto as Exhibit A;

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, the Buyers and Alan S. McKim and the Trustees of the Alan S. McKim Children's Trust, who are significant shareholders of the Company (collectively, "MCKIM") are executing and delivering to each other an Investors Rights Agreement substantially in the form attached hereto as Exhibit B (the "INVESTORS RIGHTS AGREEMENT"), pursuant to which the Company has agreed, among other things, to provide to the Buyers certain registration rights under the Securities Act of 1933, as amended (the "1933 ACT") and the rules and regulations promulgated thereunder and applicable state securities laws and McKim has, among other things, agreed to grant the Buyers certain rights to tag-along to sales of Common Stock by McKim;

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and certain shareholders of the Company (the "VOTING SHAREHOLDERS") are executing and delivering to the Buyers a Voting Agreement substantially in the form attached hereto as Exhibit C (the "VOTING AGREEMENT"), pursuant to which the Voting Shareholders have agreed, among other things, to vote in favor of any matter brought to a vote of the shareholders of the Company regarding the transactions contemplated hereby and the other Transaction Documents (as defined herein); and

         WHEREAS, the location of defined terms in this Agreement is set forth on the Index of Terms attached hereto.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, the parties agree as follows:

         1.       PURCHASE AND SALE OF PREFERRED SHARES.

                  a. PURCHASE OF PREFERRED SHARES. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below and in reliance on the representations, warranties, covenants and other agreements herein, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the respective number of shares of Preferred Stock (the "PREFERRED SHARES") set forth opposite such Buyer's name on SCHEDULE A (the "CLOSING") at a purchase price of $1,000 per share, or an aggregate purchase price for all Preferred Shares of $25,000,000 the "PURCHASE PRICE").

                  b. THE CLOSING. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City time, on September 10, 2002, or if earlier, on the first Business Day after which all conditions to closing identified in Sections 6 and 7 hereof have been satisfied or waived by the party entitled to grant such waiver (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. For all purposes of this Agreement, the term "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  c. PAYMENT AND DELIVERY. Subject to the terms and conditions of this Agreement, on the Closing Date,

                           (i)      each Buyer shall pay its respective share of
the Purchase Price set forth on SCHEDULE A to the Company for the Preferred Shares to be issued and sold to such Buyer by wire transfer of immediately available funds in accordance with the Company's written wire instructions; and

                           (ii)     the Company shall deliver to each Buyer
stock certificates (in the denominations as such Buyer shall request) (the "PREFERRED STOCK CERTIFICATES"), representing such number of the Preferred Shares which such Buyer is then purchasing hereunder, in each case, duly executed on behalf of the Company and registered in the name of such Buyer or its nominee(s).

         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

         Each Buyer represents and warrants with respect to only itself that:

                  a. ORGANIZATION AND QUALIFICATION. Such Buyer is an entity duly authorized and validly existing under the laws of its jurisdiction of organization and has the requisite power to carry on its business as it is now being conducted and currently proposed to be conducted.

                  b. AUTHORIZATION; ENFORCEMENT; VALIDITY. This Agreement and the Investors Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  c. INVESTMENT PURPOSE. Such Buyer is acquiring the Securities for its own (or an Affiliate's) account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time.

                  d. ACCREDITED INVESTOR STATUS. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

                  e. RELIANCE ON EXEMPTIONS. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                  f. TRANSFER OR RESALE. Such Buyer understands that except as provided in the Investors Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) such Buyer provides the Company with reasonable assurance, upon request by the Company, that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144").

                  g. LEGENDS. Such Buyer understands that, until such time as the sale of the Securities have been registered under the 1933 Act as contemplated by the Investors Rights Agreement, the stock certificates representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) PURSUANT TO RULE 144 UNDER SAID ACT OR (C) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT RELATING TO THE DISPOSITION OF SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, (i) such Securities are registered for resale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Buyers (it being understood and agreed that, unless the context otherwise requires, such representations and warranties are made assuming the completion of the CSD Acquisition in accordance with the CSD Acquisition Documents and after giving full effect thereto), that:

                  a. ORGANIZATION AND QUALIFICATION. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the capital stock or other equity, economic or similar interests or owns capital stock or holds an equity, economic or similar interest which ownership entitles the Company to elect 50% or more of the board of directors or similar governing body of such entity, and assuming the CSD Acquisition has been completed) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate or other power and authorization to own their properties and to carry on their business as now being conducted and currently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, on the business, assets

(tangible and intangible), accounts receivable, rights, contracts, agreements, instruments, equipment, inventory, intellectual property, claims, property (real or otherwise), licenses, Permits, authorizations, approvals, bank accounts, lockbox arrangements, banks and records and goodwill and liabilities of the Chemical Services Division of Safety-Kleen Services, Inc. acquired or assumed (by agreement, operation of law or otherwise) by the Company pursuant to the CSD Acquisition Documents (the "CSD BUSINESS"), or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate. A true, complete and correct list of the Company's Subsidiaries is set forth on SCHEDULE 3(A).

                  b. AUTHORIZATION; ENFORCEMENT; VALIDITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Investors Rights Agreement, the Voting Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement, including the Financing Agreement, the Congress Loan Documents and the CSD Acquisition Documents (the "TRANSACTION DOCUMENTS"), and to issue the Preferred Shares and the Conversion Shares issuable upon conversion of the Preferred Shares in accordance with the terms of the Certificate (the Preferred Shares and the Conversion Shares collectively referred to as the "Securities") in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance and reservation for issuance of the Preferred Shares and the Conversion Shares issuable upon conversion thereof have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except to the extent that stockholder approval may be required pursuant to the rules of the NASD for the issuance of a number of Conversion Shares greater in the aggregate than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date (the "19.99% RULE")). The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Certificate will be filed on or prior to the Closing Date with the Secretary of State of the Commonwealth of Massachusetts and will be in full force and effect on or prior to the Closing Date, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

                  c. CAPITALIZATION. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which as of August 31, 2002 12,164,312 shares are issued and outstanding, no shares are held in treasury, 2,087,625 shares are reserved for issuance pursuant to the Company's stock option and purchase plans, and no shares are issuable or reserved for issuance pursuant to securities (other than the Preferred Shares and shares reserved for issuance pursuant to the Company's stock option and purchase plans and 340,480 shares of Common Stock reserved for issuance pursuant to the conversion of the Series

B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "SERIES B PREFERRED STOCK")) and 1,237,808 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding warrants to purchase Common Stock) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 2,000,000 shares of preferred stock, 894,585 shares of which are designated Series A Preferred Stock of the Company, none of which are issued and outstanding and 156,416 shares of which of which are designated as Series B Convertible Preferred Stock, 112,000 of which are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in SCHEDULE 3(C), (A) no Capital Stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights (arising under Massachusetts law, the Company's Articles of Organization (defined below) or By-laws (defined below) or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound) or any pledges, claims, liens, mortgages, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS" ) granted or created by the Company; (B) there are no outstanding debt securities issued by the Company or any of its Subsidiaries which are convertible or exercisable into or exchangeable for Capital Stock of the Company or any of its Subsidiaries; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any Capital Stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional Capital Stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any Capital Stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their Capital Stock under the 1933 Act (other than the Investors Rights Agreement); (E) there is no outstanding Capital Stock or instrument of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem any Capital Stock or any debt security of the Company or any of its Subsidiaries (other than in the Certificate); (F) there is no outstanding Capital Stock or instrument of the Company or any of its Subsidiaries containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer (or its representatives) true, complete and correct copies of the Company's Articles of Organization, as amended and as in effect on the date hereof (the "ARTICLES OF Organization"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Capital Stock and the material rights of the holders thereof in respect thereto, including, without limitation, stock options granted under any benefit plan or stock option plan of the Company. For purposes of this Agreement, the term "CAPITAL STOCK" means (A) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (B) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  d. ISSUANCE OF SECURITIES. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, and Liens with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate. As of the Closing Date, at least 2,380,953 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(e) below) will have been duly authorized and reserved for issuance of the Conversion Shares. Upon conversion or issuance in accordance with the Certificate, as applicable, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Based in part on the representations made by the Buyers in Section 2 hereof, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  e. NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate, the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) and the performance by the Company and its Subsidiaries of their respective obligations under the CSD Acquisition Documents and the consummation by the Company and its Subsidiaries of the transactions contemplated by the CSD Acquisition Documents do not and will not (i) result in a violation of the Articles of Organization or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, lease or instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is a party;
(iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation, in any material respect, of any term of its Articles of Organization or its By-laws or their organizational charter or by-laws or other constituent documents, respectively. Except as disclosed in
SCHEDULE 3(E) and as specifically contemplated by this Agreement and as required under the 1933 Act or under any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, to perform its obligations under the Certificate in accordance with the terms hereof or thereof, to complete the CSD Acquisition or to perform its obligations under any of the CSD Acquisition Documents. Except as disclosed in SCHEDULE 3(E), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

                  f.       SEC DOCUMENTS; FINANCIAL STATEMENTS.

                           (i)      Except as set forth on SCHEDULE 3(F), since
January 1, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of the date of filing of such SEC Documents, such SEC Documents, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). None of the Company nor any of its Subsidiaries have any material liabilities or obligations of any nature (whether known or unknown, and whether absolute, accrued, contingent, matured, liquidated, unasserted or otherwise) of a kind required by generally accepted accounting principles ("GAAP") to be set forth on a financial statement that is not fully and adequately reflected or reserved against in the financial statements contained in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, other than liabilities expressly assumed in connection with the CSD Acquisition and liabilities and obligations incurred since June 30, 2002 in the ordinary course of business consistent with past practice that are not material in amount.

                           (ii)     The Company has delivered to each Buyer (or
its representatives) true, complete and correct copies of the audited balance sheets of the CSD Business as of the fiscal years of the CSD Business ended August 31, 1999, 2000 and 2001, together with a report thereon from Arthur Andersen LLP (collectively, the "CSD BALANCE SHEETS"). The Company has also delivered to each Buyer (or its representatives) true, complete and correct copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2002 and the related consolidated statements of operations, cash flows and stockholders' equity for the six month period then ended (the "COMPANY FINANCIAL STATEMENTS ". The CSD Balance Sheets and the Company Financial Statements fairly present the consolidated financial condition of the Company and its Subsidiaries or the CSD, as the case may be, as at the respective dates thereof and the consolidated results of operations of the Company and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. To the best of the Company's knowledge, after due inquiry of the management of the CSD responsible for the preparation of the CSD Balance Sheets, the CSD Balance Sheets fairly present in accordance with GAAP in all material respects each item of working capital, line item by line item as of the dates indicated thereon.

                           (iii)    The Company has heretofore furnished to each
Buyer (A) projected quarterly balance sheets and statements of operations and cash flows of the Company and its Subsidiaries (after giving effect to the CSD Acquisition) for the period from October 1, 2002 through December 31, 2004 and
(B) projected annual balance sheets and statements of operations and cash flows of the Company and its Subsidiaries for the fiscal years ending in 2002 through 2007. Such projections are believed by the Company to be reasonable, have been prepared on a reasonable basis and in good faith by the Company in light of (w) the historical financial performance of the Company, (x) to the best knowledge of management of the Company, after reasonable inquiry, the projected financial performance of CSD, (y) current and reasonably foreseeable business conditions and (z) believed by the Company to be reasonable at the time made and upon the best information then reasonably available to the Company. The Company is not aware of any facts or information that would lead it to believe that such projections are incorrect or misleading in any material respect.

                  g. FULL DISCLOSURE. No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(f), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the 1934 Act.

                  h. ABSENCE OF CERTAIN CHANGES. Since June 30, 2002, neither the Company nor any of its Subsidiaries has:

                           (i)      suffered any Material Adverse Effect or any
event, change occurrence or development, reasonably likely to cause or have a Material Adverse Effect;

                           (ii)     conducted its business and operations other
than in the ordinary course of business and consistent with past practices;

                           (iii)    except for the dividend of $1.00 per share
paid in cash on July 15, 2002, to the holders of the Company's 112,000 outstanding shares of Series B Convertible Preferred Stock, declared, set aside or paid any dividend on, or other distribution (whether in cash, stock or property, or any combination thereof) in respect of, any of the Company's or any of its Subsidiary's Capital Stock, or purchased, redeemed or otherwise acquired or agreed to purchase, redeem or otherwise acquire, any Capital Stock of the Company or its Subsidiaries or any options, warrants, calls or rights to acquire any such Capital Stock, other than dividends from any wholly-owned Subsidiary of the Corporation to the Corporation or another wholly-owned Subsidiary of the Corporation;

                           (iv)     undergone a material change in accounting
method, principles or practices, except as may be required by a concurrent change in GAAP or disclosed in the footnotes to any of the financial statements included in the SEC Documents;

                           (v)      except as required by this Agreement,
authorized for issuance, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell, deliver or grant any shares of any class of Capital Stock of the Company or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of Capital Stock of the Company or its Subsidiaries;

                           (vi)     except in the ordinary course of business
and consistent with past practice and except in connection with the Financing Agreement, the Congress Loan Documents and in connection with the CSD Acquisition, as described in SCHEDULE 3(H)(VI), (A) created or incurred any indebtedness for borrowed money, (B) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other Person,
(C) made any loans or advances to any other Person, or (D) mortgaged, pledged or subjected to any Lien, any asset having a book or market value in excess of $100,000;

                           (vii)    granted any increase in the base
compensation of, or made any other material change in employment terms for, any of its directors, officers and employees, except for increases or changes based upon changed responsibilities or duties and increases or changes made in the ordinary course of business consistent with past practice;

                           (viii)   adopted, modified or terminated any bonus,
profit-sharing, incentive, severance or other plan or contract for the benefit of any of its directors, officers and employees other than changes which do not materially increase the aggregate cost of such plan or contract;

                           (ix)     except for the provision of services or
sales in the ordinary course of business and consistent with past practice, sold, leased, licensed, transferred or otherwise disposed of any of its assets or property having a book or market value in excess of $100,000;

                           (x)      entered into any new line of business, or
incurred or committed to incur any capital expenditures, obligations or liabilities in connection therewith in excess of $1,000,000 in the aggregate;

                           (xi)     other than the CSD Acquisition, acquired or
agreed to acquire by merging or consolidating with, or agreed to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business of any other Person for aggregate consideration valued at more than $500,000;

                           (xii)    made any cancellation or waiver of (A) any
right material to the operation of the business of the Company or its Subsidiaries, or (B) any debts or claims against any affiliate of the Company;

                           (xiii)   made any disposition of, or failed to keep
in effect any material right in, to or for the use of any material Intellectual Property of the Company or its Subsidiaries;

                           (xiv)    suffered any damage, destruction or loss,
whether or not covered by insurance, that has had or is reasonably likely to have a Material Adverse Effect;

                           (xv)     entered into any agreement, arrangement or
transaction with any shareholder, employee, officer or director of the Company or any of its Subsidiaries (other than customary agreements for services as employees, officers and directors that have been filed as exhibits to an SEC Document) or any Person controlling, controlled by or under common control with the Company;

                           (xvi)    except in connection with the CSD
Acquisition as described in subsections (x) through (xii) of Section 6.01(r) of the Financing Agreement, incurred or project to incur any closure, clean-up or remediation costs with respect to any current or formerly owned or leased property of the Company or any of its Subsidiaries in excess of $1,000,000 in the aggregate; or

                           (xvii)   agreed to do any of the things described in
the preceding clauses (i) through (xvi).

                  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

                  i.       MATERIAL CONTRACTS.

                           (i)      Neither the Company nor any of its
Subsidiaries is a party to or bound by, and neither they nor their properties are subject to, any contracts, agreements or arrangements required to be disclosed in a Form 10-K or 10-Q under the Exchange Act which is not filed as an exhibit to one or more of the SEC Documents filed and publicly available.

                           (ii)     SCHEDULE 3(I) sets forth as of the date
hereof (A) a list of all written and oral contracts, agreements, instruments or arrangements to which the Company or any of its Subsidiaries is a party or by which the Company or such Subsidiary or any of their respective assets is bound which would be required to be filed as exhibits to the Company's Annual Report on Form 10-K for the year ending December 31, 2001 or any subsequent Exchange Act filing by the Company, including, without limitation, all such contracts, agreement, instrument and arrangements relating to the CSD Business that would have been required to be filed by the Company as an exhibit to an SEC Document had the CSD Acquisition occurred prior to the date of this Agreement; and (B) the following written and oral arrangements (all such written or oral agreements, arrangements or commitments as are required to be set forth on
SCHEDULE 3(I) or filed as exhibits to any SEC Document, collectively the "MATERIAL CONTRACTS"):

                           (A)      each partnership, joint venture or similar
agreement of the Company or any of its Subsidiaries with another Person that is material to the operation of the business of the Company or any of its Subsidiaries or the CSD Business;

                           (B)      each contract or agreement under which the
Company or any of its Subsidiaries have created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness of more than $100,000 in principal amount or under which the Company or any of its Subsidiaries have imposed (or may impose) a Lien on any of their respective assets, whether tangible or intangible securing Indebtedness in excess of $100,000. "INDEBTEDNESS" shall have the meaning ascribed to such term in the Certificate;

                           (C)      each contract or agreement to which the
Company or any of its Subsidiaries is a party which involves an obligation or commitment to pay or be paid an amount in excess of $1,000,000 per year;

                           (D)      each contract or agreement which involves or
contributes to the Company or any of its Subsidiaries aggregate annual remuneration which exceeds 2% of the Company's and its Subsidiaries' consolidated annual net revenues for the twelve months ended December 31, 2000, December 31, 2001 or December 31, 2002 (projected), in each case both before and after giving effect to the CSD Acquisition;

                           (E)      each contract or agreement relating to
employment or consulting which provides for annual compensation in excess of $100,000 and each severance, termination, confidentiality, non-competition or indemnification agreement or arrangement with any of the directors, officers, consultants or key employees of the Company or any of its Subsidiaries;

                           (F)      each contract or agreement to which the
Company or any of its Subsidiaries or affiliates is a party limiting, in any material respect, the right of the Company or any of its Subsidiaries (x) to engage in, or to compete with any Person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by the Company or any of its Subsidiaries or affiliates or (y) to solicit any customer or client;

                           (G)      all contracts or agreements between the
Company or any of its Subsidiaries and any shareholder, employee, officer or director of the Company or any Subsidiary, and any Person controlling, controlled by or under common control with the Company;

                           (H)      each contract, agreement and franchise with
any municipality, county or city for waste collection, disposal, recycling or other services which provides for aggregate payments in excess of $1,000,000 and is for a term of one year or longer (whether or not subject to early termination);

                           (I)      all other contracts or agreements which are
material to the Company and its Subsidiaries taken as a whole or the CSD Business or the conduct of their respective businesses, other than those made in the ordinary course of business or those which are terminable by the Company or any of its Subsidiaries upon no greater than 60 days prior notice and without penalty or other adverse consequence;

                           (J)      all contracts or agreements pursuant to
which the Company or any of its Subsidiaries is required to make payment of any cure amount under contract or agreement being assigned by the CSD to the Company or any of its Subsidiaries; and

                           (K)      all other contracts or agreements obligating
the Company or any of its Subsidiaries to indemnify or guarantee the indemnification of any other Person.

                           (iii)    All the Material Contracts are valid,
subsisting, in full force and effect, binding upon the Company or one of its Subsidiaries in accordance with their terms, and to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms. The Company and its Subsidiaries have paid in full or accrued all amounts now due from them under the Material Contracts (including all cure amounts due under contracts or agreements referred to in Section 3(i)(ii)(J) above) and have satisfied in full or provided for all of their liabilities and obligations under the Material Contracts which are presently required to be satisfied or provided for, and are not (with or without notice or lapse of time or both) in default in any material respect under any of the Material Contracts nor to the knowledge of the Company is any other party to any such Material Contract (with or without notice or lapse of time or both) in default in any material respect thereunder. No notice of termination or cancellation or intent to terminate or cancel has been given by the Company or any Subsidiary to any other party to any Material Contract and none of the Company nor any Subsidiary has received notice of termination or cancellation of a Material Contract or the intention to terminate or cancel any Material Contract from any other party thereto, and, to the Company's knowledge, no basis exists for any such termination or cancellation of any Material Contract.

                  j. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court or Governmental Authority, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the CSD Acquisition, the CSD Business or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as expressly set forth in SCHEDULE 3(J), which seeks injunctive or declaratory relief against or affecting the Company, any of its Subsidiaries or any of their respective assets or properties or, with respect to the Company and its Subsidiaries, that if adversely determined, could have a Material Adverse Effect. To the knowledge of the Company, none of the directors or officers of the Company have been a party to any securities related litigation during the past five years.

                  k. ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF SECURITIES. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the Certificate and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the

Certificate and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  l. COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 3(L), none of the Company, any of its Subsidiaries or, to the Company's knowledge, the CSD Business (i) has violated or conducted its business or operations in violation of, and has not used or occupied its properties or assets in material violation of, any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Authority or any arbitrator ("LEGAL REQUIREMENTS"), (ii) to the Company's knowledge, has been alleged to be in material violation of any Legal Requirement, and (iii) has received any notice of any violation or alleged material violation of, or any citation for material non-compliance with, any Legal Requirements.

                  m. NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                  n. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or, except as set forth on SCHEDULE 3(N), any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or, except as set forth on SCHEDULE 3(N), cause the offering of the Securities to be integrated with other offerings.

                  o. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (i) SCHEDULE 3(O) lists all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all material bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance and other similar material fringe or employee benefit plans, programs, policies or arrangements, any material employment, consulting or executive compensation agreements that are currently maintained or have been maintained within the last six years by the Company or any trade or business under common control with the Company (an "ERISA AFFILIATE"), within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE"), or under which the Company or any ERISA Affiliate has, or within the last six years had, any liability or obligation to contribute, for the benefit of or relating to any employee, former employee or retiree of the Company or any ERISA Affiliate (collectively, for purposes of this Section 3(o), referred to as the "EMPLOYEE Plans").

                           (ii)     With respect to any Employee Plan, where
applicable, (A) such Employee Plan has been maintained in accordance with ERISA, the Code, the terms of such Employee Plan and other applicable Legal Requirements; (B) a favorable determination letter has been obtained from the IRS, and a copy thereof delivered to each Buyer, for any such Employee Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified within the meaning of Section 401(a) of the Code, and since such determination letter, no event has occurred that would disqualify such Plan; (C) there has been no non-exempt "prohibited transaction" (including without limitation as a result of any of the transactions contemplated hereby) within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any Employee Plan; and (iv) neither the Company nor any ERISA Affiliate is or was during the preceding six years obligated to contribute to any multiemployer plan and neither the Company nor any ERISA Affiliate has assumed any obligation of any predecessor of the Company with respect to any multiemployer plan.

                           (iii)    There are no pending actions which have been
asserted in writing or instituted (other than in respect of benefits due in the ordinary course which, in the aggregate are not material) against the assets of any of the Employee Plans or against the Company or any ERISA Affiliate or any fiduciary of the Employee Plans with respect to the Employee Plans.

                           (iv)     Except as required by Section 4980B of the
Code, no Employee Plan or other arrangement provides medical or death benefits with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of employment. Any continuation coverage provided under any welfare benefits plans complies with
Section 4980B of the Code and is at the expense of the participant or beneficiary.

                           (v)      No Employee Plan has incurred an
"accumulated funding deficiency" and there has not been any unpaid required installments, within the meaning of Section 412 of the Code, nor has there been issued a waiver or variance of the minimum funding standards imposed by the Code with respect to any Employee Plan that is subject to Title IV of ERISA (a "TITLE IV PLAN"), nor has any Lien been created under Section 302(f) of ERISA or security been required under Section 307 of ERISA, nor are any excise taxes due or hereafter to become due under Section 4971 or 4972 of the Code with respect to the funding of any such plan for any plan year or other fiscal period ending on or before the Closing Date. With respect to each Title IV Plan, there has not occurred any reportable event within the meaning of Section 4043(b) of ERISA or the regulations thereunder. The Pension Benefit Guaranty Corporation ("PBGC") has not instituted or, to the knowledge of the Company or any ERISA Affiliate, threatened a proceeding to terminate any Title IV Plan. All PBGC premiums due on or before the Closing Date with respect to any Title IV Plan have been paid in full, including late fees, interest and penalties, if and to the extent applicable. True, correct and complete copies of the most recent actuarial report which accurately reflects the funded status and contribution requirements for each Title IV Plan have been delivered to each Buyer (or its representatives). There has been no material adverse change in the assets, liabilities or financial position of each Title IV Plan since the date of the most recent actuarial report. Neither the Company nor any ERISA Affiliate has, at any time within the five year period preceding the Closing Date, entered into any transaction the principal purpose of which was to evade liability to which the Company or such ERISA Affiliate would otherwise be subject under Title IV of ERISA. The principal purpose of the Company in entering into the transactions contemplated by this Agreement is not to evade liability to which the Company would otherwise be subject under Title IV of ERISA.

                           (vi)     No Employee Plan or agreement, program,
policy or other arrangement by its terms or in effect would or could possibly require any payment or transfer of money, property or other consideration on account of or in connection with the transactions contemplated by this Agreement, including but not limited to any employee (current, former or retired) of the Company or any ERISA Affiliate (whether or not any such payment would constitute a "parachute payment" or "excess parachute payment" within the meaning of Section 280G of the Code).

                           (vii)    Neither the Company nor any ERISA Affiliate
has incurred any obligations in connection with the termination of or withdrawal from any Foreign Pension Plan (as defined below), or has any unfunded liability with respect to benefits under any such Foreign Pension Plan. "FOREIGN PENSION PLAN" means any plan, fund or other similar program maintained outside the United States of America primarily for the benefit of employees residing outside of the United States of America, or that has been maintained within the last six years by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate has had any liability or obligation to contribute within the past six years, which plan, fund or other similar program provides retirement income for such employees, results in a deferral of income for such employees in contemplation of retirement or provides payments to be made to such employees upon termination of employment, and which plan is not subject to ERISA or the Code.

                           (viii)   Any terminated Employee Plan has been
terminated in accordance with applicable law, all benefits under any such terminated Employee Plan have been fully paid to the participants and beneficiaries in accordance with the terms of such Employee Plan, and neither the Company nor any ERISA affiliate has any continuing liability or other obligation with respect to such Employee Plan.

                           (ix)     Neither the Company nor its ERISA Affiliates
has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state Legal Requirements, which remains unpaid or unsatisfied

                           (x)      Except as listed in SCHEDULE 3(O), neither
the Company nor any ERISA Affiliate is a party to any employment, labor or collective bargaining agreement. No labor organization or group of employees of the Company or any ERISA Affiliate has made a pending demand for recognition or certification to the Company or any ERISA Affiliate and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority relating to the Company or any ERISA Affiliate. Except as listed in
SCHEDULE 3(O), there are no organizing activities involving the Company or any ERISA affiliate pending with any labor organization or group of employees of the Company.

                           (xi)     There are no unfair labor practice charges,
grievances or complaints pending or, to the knowledge of the Company or any ERISA Affiliate threatened in writing by or on behalf of any employee or group of employees of the Company or any ERISA Affiliate. There is no labor strike, work stoppage, or lockout pending or affecting the Company or any ERISA Affiliate.

                           (xii)    There are no complaints, charges, or claims
against the Company or any ERISA Affiliate pending, or to the knowledge of the Company or any ERISA Affiliate, threatened in writing to be brought or filed, with any authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or any individual by the Company. The Company and each ERISA Affiliate is in material compliance with all Legal Requirements governing the employment of labor, including, but not limited to, all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes.

                  p. INTELLECTUAL PROPERTY. Except as otherwise set forth on SCHEDULE 3(P):

                           (i)      SCHEDULE 3(P) sets forth a true, correct and
complete list and summary description of all (A) Registered or material Owned Intellectual Property (each identified as a Patent, Trademark, Trade Secret or Copyright, as the case may be), (B) material Technology Systems, and (C) material Intellectual Property Contracts.

                           (ii)     All Business Intellectual Property is valid,
subsisting and enforceable. No Owned Intellectual Property has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's or the Subsidiaries' rights thereto. To the Company's knowledge, no Licensed Intellectual Property has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's or the Subsidiaries' rights thereto. The Owned Intellectual Property has been used with all patent, trademark, copyright, confidential, proprietary, and other Intellectual Property notices and legends prescribed by law or otherwise permitted.

                          (iii)     No suit, action, reissue, reexamination,
public protest, interference, arbitration, mediation, opposition, cancellation or other proceeding (collectively, "SUIT") is pending concerning any claim or position that the Company or the Subsidiaries have violated any Intellectual Property rights. No claim has been threatened or asserted against the Company or its Subsidiaries or any of their indemnitees for violation of any Intellectual Property rights. The Company and the Subsidiaries are not violating and have not violated any Intellectual Property rights.

                          (iv)      No Suit is pending concerning any
Intellectual Property Contract, including any Suit concerning a claim or position that the Company or the Subsidiaries or another Person has breached any Intellectual Property Contract or that any Intellectual Property Contract is invalid or unenforceable. No such claim has been threatened or asserted.

The Company and the Subsidiaries are in material compliance with, and have conducted their business so as to comply, in all material respects, with all terms of all Intellectual Property Contracts. There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a material breach or default by the Company or the Subsidiaries or another Person under any Intellectual Property Contract. Each Person who is a party to any Intellectual Property Contract had and has all rights, power and authority necessary to enter into, be bound by and fully perform such Intellectual Property Contract. No party to any Intellectual Property Contract has given the Company or the Subsidiaries notice of its intention to cancel, terminate or fail to renew any Intellectual Property Contract.

                           (v)      No Suit is pending concerning the Owned
Intellectual Property, including any Suit concerning a claim or position that the Owned Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Company or the Subsidiaries. No such claim has been threatened or asserted. To the Company's knowledge, no valid basis for any such Suits or claims exists.

                           (vi)     To the Company's knowledge, no Suit is
pending concerning the Licensed Intellectual Property, including any Suit concerning a claim or position that the Licensed Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the licensor of such Intellectual Property. No Suit is pending concerning the right of the Company or the Subsidiaries to use the Licensed Intellectual Property, including any Suit concerning a claim or position that such right has been violated or is invalid, unenforceable, not owned or not owned exclusively by the Company or the Subsidiaries. To the Company's knowledge, no such claims have been threatened or asserted and no valid basis for any such Suits or claims exists.

                           (vii)    To the Company's knowledge, no Person is
violating any Business Intellectual Property.

                           (viii)   The Company and the Subsidiaries own or
otherwise hold valid rights to use all Intellectual Property used or contemplated to be used in the respective businesses of the Company and the Subsidiaries. All such rights are free of all Liens and are fully assignable by the Company and the Subsidiaries to any Person, without payment, consent of any Person or other condition or restriction. The Business Intellectual Property constitutes all Intellectual Property necessary to operate the respective businesses of the Company and the Subsidiaries as currently conducted or contemplated.

                           (ix)     The Company and the Subsidiaries have timely
made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Owned Intellectual Property. No due dates for filings or payments concerning the Owned Intellectual Property (including without limitation office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) fall due within ninety (90) days of the Closing Date, whether or not such due dates are extendable. The Company and the Subsidiaries are in compliance with all applicable rules and regulations of such agencies with respect to Business Intellectual Property. All documentation necessary to confirm and effect the

Company's and the Subsidiaries' ownership of Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices.

                           (x)      The Company and the Subsidiaries have taken
all reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets used in their businesses (collectively, "BUSINESS TRADE SECRETS") (including without limitation entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to the Business Trade Secrets). To the Company's knowledge, the Business Trade Secrets have not been disclosed to any Persons other than Company and Subsidiaries employees or Company and Subsidiaries contractors who had a need to know and use such Business Trade Secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements.

                           (xi)     The Technology Systems are adequate in all
material respects for their intended use and for the operation of such businesses as are currently operated and as are currently contemplated to be operated by the Companies and the Subsidiaries. The Intellectual Property Contracts set forth on SCHEDULE 3(P) provide the Company and Subsidiaries with all necessary rights in connection with the use of the Technology Systems.

                           (xii)    As used in this Agreement, the following
terms shall have the following meanings:

                           (A)      "BUSINESS INTELLECTUAL PROPERTY" shall mean
the Owned Intellectual Property and the Licensed Intellectual Property.

                           (B)      "INTELLECTUAL PROPERTY" shall mean all
foreign and domestic (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including without limitation all extensions, modifications and renewals of same (collectively, "TRADEMARKS"); (ii) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including without limitation divisions, continuations, continuations-in-part and renewal applications, and including without limitation renewals, extensions and reissues (collectively, "PATENTS"); (iii) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, "TRADE SECRETS"); (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation computer software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "COPYRIGHTS"); and (v) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including without limitation rights to recover for past, present and future violations thereof.

                           (C)      "INTELLECTUAL PROPERTY CONTRACTS" shall mean
all agreements concerning the Business Intellectual Property, including without limitation agreements granting the Company and the Subsidiaries rights to use the Licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, confidentiality agreements, Trademark coexistence agreements, Trademark consent agreements and nonassertion agreements.

                           (D)      "LICENSED INTELLECTUAL PROPERTY" shall mean
Intellectual Property that the Company and the Subsidiaries are licensed or otherwise permitted by other Persons to use, including without limitation all Intellectual Property related to any Technology Systems owned by third parties.

                           (E)      "OWNED INTELLECTUAL PROPERTY" shall mean
Intellectual Property owned by the Company and the Subsidiaries.

                           (F)      "REGISTERED" shall mean issued, registered,
renewed or the subject of a pending application.

                           (G)      "TECHNOLOGY SYSTEMS" means the electronic
data processing, information, recordkeeping, communications, telecommunications and computer systems (including all computer programs and software, databases, firmware, hardware and related documentation) which are used by the Company and/or the Subsidiaries in their respective businesses.

                  q. PROPERTIES. (i) The Company and its Subsidiaries have good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets of the Company and its Subsidiaries (including the property and assets of the CSD), free and clear of all Liens, except as described on SCHEDULE 3(Q) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.
SCHEDULE 3(Q) sets forth a complete and accurate list of the location, by state and street address, of all real property owned, licensed or leased by the Company and its Subsidiaries and identifies the interest (fee, leasehold or license) of the Company or Subsidiary therein. The Company or its Subsidiaries has valid leasehold interests in the leases described on SCHEDULE 3(Q) to which it is a party. True, complete and correct copies of each such lease have been delivered to each of the Buyers (or its representatives). SCHEDULE 3(Q) sets forth with respect to each such lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. To the best knowledge of the Company, no other party to any such lease is in default of its obligations thereunder, and none of the Company or any of its Subsidiaries (or any other party to any such lease) has at any time delivered or received any notice of default which remains uncured under any such lease and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such lease.

                           (ii)     All Permits material to the Company or its
Subsidiaries required to have been issued to the Company or its Subsidiaries with respect to the real property owned, licensed or leased by the Company or any of its Subsidiaries to enable such property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used (separate and apart from any other properties), have been lawfully issued and are in full force and effect and all such real property complies with all applicable Legal Requirements and Policies covering such properties in all material respects.

                           (iii)    Neither the Company nor any of its
Subsidiaries have received any notice, nor has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned, licensed or leased by the Company or any Subsidiary.

                           (iv)     No portion of any real property owned,
licensed or leased by the Company or any of its Subsidiaries has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition existing prior to such casualty. No portion of any improvements (other than paving, parking and landscaped areas) constructed on any of the real property owned, licensed or leased by the Company or any of its Subsidiaries is located in a special flood hazard area as designated by any Governmental Authority.

                  r.       ENVIRONMENTAL LAWS. Except as set forth on SCHEDULE
3(R),

                           (i)      The Company's and its Subsidiaries'
businesses, Facilities (as defined in the Financing Agreement), operations, properties and assets are in material compliance with Environmental Laws.

                           (ii)     The Company and its Subsidiaries have
obtained and are in material compliance with all material Environmental Permits necessary to operate, use or occupy all of the Company's and its Subsidiaries' businesses, facilities, operations, properties and assets, except for Environmental Permits relating to the SK Facilities (as defined in the Financing Agreement) which are not yet effective but for which requisite applications have been filed.

                           (iii)    Except as provided in Section 6.01(r) of the
Financing Agreement, the Company and its Subsidiaries have obtained and are in full compliance with all financial assurance requirements under RCRA and any similar Environmental Law, as specifically set forth but not limited to 40 C.F.R. 264 and 265, necessary to operate, use or occupy all of the Company's and its Subsidiaries' businesses, facilities, operations, properties and assets.

                           (iv)     The Company and its Subsidiaries are in
material compliance with all applicable writs, orders, consent decrees, judgments and injunctions by any Governmental Authority, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                           (v)      The Company's and its Subsidiaries' will not
be required to spend more than $1,000,000 in the aggregate for any Facility or $5,000,000 for all Facilities to comply with any Environmental Laws that have been promulgated and enacted by a Governmental Authority, but will not be effective until after the date of this Agreement or the Closing Date, except to the extent those expenditures are already specifically included within the aggregate amounts described in clause (x) or (xi) below or in the capital expenditures described in Section 7.02(g) of the Financing Agreement.

                           (vi)     Except for Releases for which the related
Environmental Liabilities are specifically included within the aggregate amounts described in clauses (ix) through (xi) below, there has been no Release at any of the facilities, assets or properties owned or operated by the Company, its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, a predecessor in interest.

                           (vii)    Except for Environmental Claims specifically
included within the aggregate amounts described in clauses (ix) through (xi), no Environmental Claims have been asserted against any treatment, storage or disposal facility that received or Handled Hazardous Materials generated by the Company, its Subsidiaries or any predecessor in interest which could reasonably be expected to result in any Environmental Liabilities in excess of $1,000,000 for any Facility or $5,000,000 in the aggregate for all Facilities.

                           (viii)   Except for Environmental Claims specifically
included within the aggregate amounts described in clauses (ix) through (xi) below, no Environmental Claims have been asserted against the Company, its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any predecessor in interest nor does the Company or its Subsidiaries have knowledge or notice of any threatened or pending Environmental Claims against the Company, its Subsidiaries or any predecessor in interest which could reasonably be expected to result in any Environmental Liabilities in excess of $1,000,000 individually or $5,000,000 in the aggregate.

                           (ix)     The Company and its Subsidiaries will not
assume any Environmental Liabilities related to the acquisition of CSD that are more than ten percent above $265,000,000, calculated in accordance with GAAP.

                           (x)      Excluding any Environmental Liabilities
related to the CSD Acquisition assumed by the Company and its Subsidiaries, the Company's and its Subsidiaries will not spend more than ten percent above $29,250,000 for closure, post closure and post closure care of the CH Facilities (as defined in the Financing Agreement), as those terms are used in RCRA and any similar Environmental Law, as specifically set forth but not limited to 40 C.F.R. 264 and 265.

                           (xi)     Excluding any Environmental Liabilities of
CSD assumed by the Company and its Subsidiaries, to the knowledge of the Company's and its Subsidiaries, there are no Remedial Actions that will cost, in the aggregate, more than $1,000,000 per calendar year for the foreseeable future.

                           (xii)    All representations, including without
limitation applications, warranty statements and accompanying materials provided in support of such representations, provided by the Company and its Subsidiaries to obtain any Policies, are truthful and complete in all respects, and the Company and its Subsidiaries have done nothing to prejudice it's rights to obtain the benefits of it's Policies by failing to comply with any of the provisions, conditions or requirements of its Polices.

                           (xiii)   there are no Environmental Liens associated
or, to the best knowledge of the Company, threatened to be associated with any of the CSD Acquisition Assets or the Company's or any of its Subsidiaries' businesses, Facilities, operations, properties and assets.

                           (xiv)    except for work, repairs, contributions and
Capital Expenditures (as defined in the Financing Agreement) specifically included in the aggregate amounts set forth in clauses (ix) through (xi) above OR Section 7.02(g) of the Financing Agreement, to the best knowledge of the Company, (A) no work, repairs, construction or Capital Expenditures are required to be made as a condition of continued compliance of the Facilities or the Company's or any of its Subsidiaries' business with any Environmental Laws, or any license, Environmental Permit or approval issued pursuant thereto or (B) no license, Environmental Permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated.

                          (xv)      As used in this Agreement, the following
terms shall have the following meanings:

                          (A)       "ENVIRONMENTAL CLAIMS" refers to any
complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws, Handling of Hazardous Materials or Releases of Hazardous Materials from (i) any assets, properties or businesses of the Company or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated or Handled by the Company, its Subsidiaries or any predecessor in interest.

                           (B)      "ENVIRONMENTAL LAWS" includes the
Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., as amended; Toxic Substances Control Act ("TOSCA"), 15 U.S.C. 2601 et seq., as amended; Hazardous Materials Transportation Act, 49 U.S.C. 5101 et seq., as amended; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. 136-136y et seq., as amended; the Emergency Planning and Community Right-to-Know Act of 1986 (Title III of SARA or "EPCRA"); 42 U.S.C. 11001, et seq., as amended, and any other foreign, federal, state, local or municipal laws, statutes, regulations, guidance documents, rules or ordinances imposing liability or establishing standards of conduct for Handling of Hazardous Materials and the protection of the health, safety and the environment.

                           (C)      "ENVIRONMENTAL LIEN" means any Lien in favor
of any Governmental Authority for Environmental Liabilities.

                           (D)      "ENVIRONMENTAL LIABILITIES" means any
monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any Governmental Authority, Person or any third party which relate to the CSD Acquisition Assets or any violations of Environmental Laws, Handling of Hazardous Materials, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned by the Corporation or any of its Subsidiaries or a predecessor in interest, or (ii) any facility that received Hazardous Materials that were generated or Handled by the Company or any of its Subsidiaries or a predecessor in interest.

                           (E)      "ENVIRONMENTAL PERMITS" means any permits,
licenses, certificates, exemptions, authorizations, registrations or approvals required by any Governmental Authority or under Environmental Laws.

                           (F)      "GOVERNMENTAL AUTHORITY" means any nation or
government, any foreign, federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, organization, self-regulatory authority or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                           (G)      "HANDLE" means any manner of generating,
accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Materials.

                           (H)      "HAZARDOUS MATERIALS"- shall include,
without regard to amount and/or concentration (i) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical under Environmental Laws; (ii) any wastes regulated, defined, listed or otherwise classified by Environmental Laws, including but not limited to hazardous waste, agricultural wastes, biological waste, medical waste, biohazardous or infectious waste, special waste, recyclable materials, sludge, used oils, construction and demolition debris and solid waste; (iii) petroleum, petroleum-based or petroleum-derived products; (iv) polychlorinated biphenyls; (v) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (vi) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Materials.

                           (I)      "RELEASE" means any spilling, leaking,
pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

                           (J)      "REMEDIAL ACTION" means all actions taken to
(i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment;
(ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

                  s. INSURANCE. SCHEDULE 3(S) contains a list of all Policies and sets forth, with respect to each such Policy, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, and a general description of each deductible feature. For purposes of this Section 3(s), the term "POLICIES" means all insurance policies, bonds and guarantees (including, without limitation, all performance and warranty bonds required under outstanding contracts or purchase orders and otherwise required pursuant to all Legal Requirements) and self insurance arrangements that cover or purport to cover risks or losses to or associated with the business, operations, premises, properties, assets, employees, agents and directors (including, without limitation, those arising with respect to environmental matters) to which the Company or any of its Subsidiaries (including the CSD Business) is a party, a named insured or a beneficiary thereof. The Company and its Subsidiaries maintain Policies (the "REQUIRED POLICIES") with financially sound and reputable insurance companies against risks of liability, product liability, environmental liability, casualty and fire, theft and other losses and liabilities as required by any Legal Requirements and as are customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with industry practice and adequate for the Company and its Subsidiaries (including the CSD Business). The Required Policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in material default under any of them. Except as set forth on SCHEDULE 3(S), neither the Company nor any of its Subsidiaries has received any notice of cancellation or intent to cancel or increase the premiums with respect to any of the Policies, nor, to the Company's knowledge, is there any basis for such action. None of the Company, any of its Subsidiaries or, to the Company's knowledge, the CSD Business, has incurred any material loss, damage, expense or liability covered by any Required Policy for which it has not asserted a claim under such Required Policy. Except as set forth on SCHEDULE 3(S), none of the Company, any of its Subsidiaries or, to the Company's knowledge, the CSD Business, has been refused any bonds, financial assurance or insurance with respect to their respective assets or properties, nor has its coverage been limited below usual and customary limits by any bonding company, financial guarantor or insurance provider or with which it has carried insurance during the last three years, except where such Person has been able to obtain substitute bonds, guarantees or insurance, as applicable, providing similar coverage at comparable costs, premiums and deductibles.

                  t. REGULATORY PERMITS. Each of the Company and its Subsidiaries has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations (collectively, "Permits") required for the Company and its Subsidiaries lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except for certain Environmental Permits relating to the SK Facilities (as defined in the Financing Agreement) for which applications have been filed on or prior the Effective Date but which are not yet effective as described in Section 6.01(r) of the Financing Agreement. Except as set forth in Section 6.01(r) of the Financing Agreement, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect. SCHEDULE 3(T) contains a true, complete and correct list of all material Permits of the Company and its Subsidiaries indicating thereon the expiration date of each such Permit. To the Company's knowledge, each material Permit of the Company and its Subsidiaries that is scheduled to expire within 24 months of the Closing Date will be renewable by the Company or the applicable Subsidiary without undue cost or expense to the Company or the applicable Subsidiary.

                  u.       INTERNAL ACCOUNTING CONTROLS. Except as set forth on
SCHEDULE 3(U), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  v. UNCONDITIONAL OBLIGATION. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue shares upon conversion of the Preferred Shares in accordance with this Agreement and Certificate is, in each case, absolute and unconditional (except to the extent set forth in Section 11 of the Certificate) regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  w. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                  x. CUSTOMERS AND SUPPLIERS. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any of the Company or any of its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any of the Company or any of its Subsidiaries are individually or in the aggregate material to the business or operations of the Company and/or any of its Subsidiaries, or (ii) any of the Company or any of its Subsidiaries, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change (including without limitation, the transactions contemplated hereby, pursuant to the Financing Agreement, the Congress Loan or the CSD Acquisition). SCHEDULE 3(X) lists the top fifty customers that are common to the Company and its Subsidiaries (before giving effect to the CSD Acquisition) showing the total revenues received during the most recently completed fiscal year by the Company and its Subsidiaries (before giving effect to the CSD Acquisition), on the one hand, and CSD, on the other hand. The Company is not aware of any facts or circumstances that might give rise to a material reduction or loss of business for the Company and its Subsidiaries (after giving effect to the CSD Acquisition) from any customers listed on SCHEDULE 3(X) as a result of the CSD Acquisition or otherwise.

                  y.       TAX STATUS. The Company and each of its Subsidiaries
(i) has made or filed all federal, foreign, state, local and municipal income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause
(i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company knows of no basis for any such claim.

                  z.       TRANSACTIONS WITH AFFILIATES. Except as set forth on
SCHEDULE 3(Z), and other than the grant of stock options described on SCHEDULE 3(C), none of the officers, directors, stockholders or employees of the Company or any Subsidiary, any Person controlling, controlled by or under common control with the Company, is presently a party to any transaction with the Company or any of its Subsidiaries, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                  aa.      APPLICATION OF TAKEOVER PROTECTIONS. The Company and
its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), including, without limitation, pursuant to any shareholder rights plan or similar agreement or instrument or other similar anti-takeover provision under the Articles of Organization or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

                  bb.      SHAREHOLDER'S RIGHTS PLAN. The Company has not
adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                  cc.      CSD ACQUISITION DOCUMENTS. (i) (A) The Company and
each Subsidiary (before giving effect to the CSD Acquisition), and to the Company's knowledge, each other party to the Acquisition Agreement governing the CSD Acquisition, each bill of sale, each assignment agreement, each assumption agreement and all other agreements, instruments and documents entered into or delivered in connection with the CSD Acquisition (including, without limitation the final executed versions of each agreement attached as an exhibit to the CSD acquisition agreement, each as amended, modified and supplement to date (collectively, the

"CSD ACQUISITION DOCUMENTS"), is not in default on any of its obligations under such CSD Acquisition Document, (B) all representations and warranties made by the Company in the CSD Acquisition Documents and in the certificates delivered in connection therewith are true and correct in all material respects as of the date hereof and, to the best knowledge of the Company, all material representations and warranties made in the Acquisition Documents by or on behalf of the sellers thereunder, or any other party thereto other than the Company, are true and correct in all material respects as of the date hereof, (C) all written information with respect to the Company and the CSD Acquisition, and, to the best knowledge of the Company, the business and all of the property and assets (tangible and intangible) sold, assigned or otherwise transferred to, or assumed or otherwise acquired by, the Company and certain of its Subsidiaries pursuant to the Acquisition Documents (the "CSD ACQUISITION ASSETS"), furnished to the Buyers by the Company or on behalf of the Company, were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other written information, to the extent necessary to give each Buyer a true and accurate knowledge of the subject matter of each of them in relation to the Company, its Subsidiaries, the CSD Acquisition, the CSD Business and the CSD Acquisition Assets acquired in connection with the CSD Acquisition, in all material respects, (D) no representation, warranty or statement made by the Company or, to its best knowledge, the sellers or any other party thereto other than the Company, at the time they were made in any CSD Acquisition Document, or any agreement, certificate, statement or document required to be delivered pursuant to any CSD Acquisition Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in such CSD Acquisition Documents not misleading in light of the circumstances in which they were made, and (E) in connection with the CSD Acquisition, the Company and certain of its Subsidiaries are acquiring the CSD Acquisition Assets and, on the date hereof, after giving effect to the transactions contemplated by this Agreement and the Financing Agreement, by the CSD Acquisition Documents, and the Sale Order (as defined herein), will have good title to such CSD Acquisition Assets free and clear of all Liens other than the Liens created by the Financing Agreement and the agreements and instruments entered into in connection therewith and other than Liens permitted by such documents.

                           (ii)     The Company (or its representatives) has
delivered to each Buyer a complete and correct copy of the CSD Acquisition Documents, including all schedules and exhibits thereto and the Sale Order as currently in effect, (B) each CSD Acquisition Document sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby, (C) none of the CSD Acquisition Documents nor the Sale Order has been amended or otherwise modified without the prior written consent of the Buyers, (D) the execution, delivery and performance of the CSD Acquisition Documents have been duly authorized by all necessary action on the part of each such person or entity, (E) the CSD Acquisition has been effected in accordance with the terms of the Sale Order, the Acquisition Documents and all applicable law (including, without limitation, the United States Bankruptcy Code (11 U.S.C. ss. 101, et seq.) (the "BANKRUPTCY CODE"), as amended, and any successor statute), (F) at the time of consummation of the CSD Acquisition, there does not exist any judgment, order or injunction prohibiting or imposing any material adverse condition upon the consummation of the CSD Acquisition, (G) at the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all

Legal Requirements required in order to consummate the CSD Acquisition shall have been obtained, given, filed or taken and shall be in full force and effect,
(viii) all actions taken by the Company and its Subsidiaries pursuant to or in furtherance of the CSD Acquisition have been taken in compliance in all material respects with respective Acquisition Documents, the Bankruptcy Code and the Sale Order, (ix) the Company and its Subsidiaries did not incur or assume any liabilities or obligations pursuant to or in connection with the CSD Acquisition other than those liabilities and obligations set forth on SCHEDULE 3(CC)(II), and (x) each Acquisition Document is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.

                  dd.      INVESTMENT COMPANY STATUS. The Company is not, and
upon consummation of the sale of the Securities and after giving effect to the CSD Acquisition, will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  ee.      FOREIGN CORRUPT PRACTICES. Neither the Company nor
any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  ff.      SOLVENCY. The Company individually and together with
its Subsidiaries on a consolidated basis (both before and after giving effect to the CSD Acquisition, the transactions contemplated by this Agreement, the Financing Agreement and the Congress Loan Documents) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                  gg.      BROKER'S OR FINDER'S COMMISSIONS. Except as set forth
on SCHEDULE 3(GG), no broker's or finder's fee or commission will be payable by or on behalf of the Company or any of its Subsidiaries with respect to the issuance and sale of the Securities.

         4.       COVENANTS.

                  a. REASONABLE BEST EFFORTS. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Shares as described with particularity on
SCHEDULE 4(B).

                  c.       FINANCIAL INFORMATION.

                           (i)      So long as any of the Securities remain
outstanding, the Company will provide the following information to each Buyer:

                           (A)      as soon as practicable and in any event
within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, and certified by the Chief Financial Officer of the Company, subject to changes resulting from year-end adjustments;

                           (B)      as soon as practicable and in any event
within 90 days after the end of each fiscal year, consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such year, and the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit and certified to the Company by independent public accountants of recognized national standing selected by the Company;

                           (C)      promptly after their becoming available,
copies of all registration statements and reports which the Company or any of its Subsidiaries shall have filed with the SEC or any national securities exchange or quotation system;

                           (D)      promptly after the mailing thereof to the
holders of Common Stock of the Company, copies of all financial statements, reports and proxy statements so mailed;

                           (E)      promptly after their becoming available,
copies of all reports and compliance certificates filed in connection with the Financing Agreements and the Congress Facility; and

                           (F)      true, complete and correct copies of all
documents, reports, financial data and other information that each Buyer may reasonably request.

                           (ii)     The Company shall permit the authorized
representatives designated by each Buyer to visit and inspect any of the properties of the Company or any of its Subsidiaries, including their books of account, and to discuss their affairs, finances and accounts with their officers, all at such times as each Buyer may reasonably request.

                           (iii)    Each Buyer shall have the right to consult
with and advise the management of the Company and its subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company and its Subsidiaries.

                  d. RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance of shares of

Common Stock needed to provide for the issuance of the Conversion Shares issuable upon conversion of all outstanding Preferred Shares (without regard to any limitations on conversions) in accordance with the terms of the Certificate.

                  e. LISTING. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Investors Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate. So long as any Securities are outstanding, the Company shall maintain the Common Stock's authorization for quotation on the Nasdaq National Market or for listing on the New York Stock Exchange (as applicable, the "PRINCIPAL MARKET"). So long as any Preferred Shares are outstanding and other than in connection with Organic Changes (as defined in the Certificate) that have been properly authorized by the holders of Preferred Shares in accordance with the Certificate, neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(f).

                  f. PROXY STATEMENT. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before April 30, 2003 and the record date for such meeting shall be established by the Company's Board of Directors on or before March 15, 2003; a proxy statement, together with a form of proxies, which have been previously approved by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval for the issuance of a number of Conversion Shares greater in the aggregate than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date pursuant to applicable law, the rules of the NASD and any other rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "STOCKHOLDER APPROVAL"), and the Company shall use its best efforts to solicit proxies to vote in favor of such issuance and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.

                  g. COMPLIANCE WITH LAW. The Company shall, and shall cause its Subsidiaries, to comply in all material respects with all applicable Legal Requirements (including, without limitation, all Environmental Laws).

         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"), a form of which is attached as Exhibit D hereto. Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Certificate and the Investors Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company to issue and sell the Preferred Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  a. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                  b. Such Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company at least two (2) Business Days prior to the Closing.

                  c. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of each Buyer hereunder to purchase the Preferred Shares from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  a. (i) The Company shall have executed each of the Transaction Documents and copies of the agreements and documents evidencing or otherwise relating to the Financing Agreement (all certified as true, complete and correct by the Chief Executive Officer or Chief Financial Officer of the Company) and delivered the same to such Buyer, (ii) McKim shall have executed and delivered to the Buyers the Investors Rights Agreement and (iii) each party to the Voting Agreement shall have executed and delivered to the Buyers the Voting Agreement.

                  b. The Certificate shall have been filed with and made effective by the Secretary of State of the Commonwealth of Massachusetts, and a copy thereof stamped as filed by the Secretary of State of the Commonwealth of Massachusetts shall have been delivered to such Buyer.

                  c. The order of the United States Bankruptcy Court approving the CSD Acquisition (the "SALE Order") shall be in the form attached hereto as Exhibit E and (i) shall continue to be in full force and effect without modification, amendment or supplement, (ii) no appeal shall have been filed within the time period specified by Rule 8002(a) of the Federal Rules of Bankruptcy Procedure ("FRBP"), (iii) in the event a timely appeal has been filed, the effectiveness of the Sale Order shall not have been stayed in accordance with Rule 8005 of the FRBP and (iv) in the event such order was stayed pending appeal, such stay shall have been terminated by a subsequent court order.

                  d. The Company shall have consummated the CSD Acquisition pursuant to the Acquisition Documents (without any further amendment or modification thereto that has not been approved in writing by the Buyers). All conditions precedent to the obligations of all parties to the Acquisition Documents to the consummation of the CSD Acquisition shall have been satisfied (or, with the prior written consent of the Buyers, waived) in the reasonable judgment of such Buyer.

                  e. The Company and its Subsidiaries shall have obtained all required licenses, waivers, consents and approvals, governmental and otherwise in connection with the transactions contemplated by the Financing Agreement, this Agreement and the operation of the Company's business (including the CSD Acquisition), and such licenses, waivers and consents and approvals shall be in full force and effect.

                  f. Such Buyer shall have determined, in its sole discretion, that no event or development shall have occurred since June 30, 2002 which could have a Material Adverse Effect and that no material disruption or adverse developments in the financial markets generally or affecting the securities of companies in the Company's industry which makes it inadvisable for such Buyer to proceed with the purchase of the Preferred Shares has occurred.

                  g. There shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or Governmental Authority which relates to the CSD Acquisition, the Sale Order, the Acquisition Documents, this Agreement or the Financing Agreement or which, in the opinion of such Buyer, has any reasonable likelihood of having a Material Adverse Effect.

                  h. The Company and its Subsidiaries shall have received the proceeds of the advance under the $100,000,000 revolving credit facility ( the "CONGRESS LOANS") to be provided by Congress Financial Corporation ("CONGRESS") and there shall be not less than $25 million in excess borrowings available under the Congress Loan Documents as of the Closing Date, after giving effect to the CSD Acquisition, the transactions contemplated hereby, under the Financing Agreement and the Congress Loan Documents, and such Buyer shall have received copies of the loan agreement, promissory note and other agreements, instrument, certificates and documents securing, evidencing or otherwise relating to the Congress Loans (the "CONGRESS LOAN DOCUMENTS"), which shall be in form and substance satisfactory to such Buyer and which shall be true, correct and complete, as certified by the Chief Executive Officer or the Chief Financial Officer of the Company.

                  i. The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

                  j. The representations and warranties of the Company (both before and after giving effect to the CSD Acquisition) shall be true, complete and correct in all material respects (except for representations and warranties qualified by materiality or Material Adverse Effect or such similar qualification, which shall not be further qualified) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  k. Such Buyer shall have received the opinion of Davis, Malm & D'Agostine, P.C., dated as of the Closing Date, in form, scope and substance satisfactory to such Buyer and in substantially the form attached hereto as Exhibit F.

                  l. The Company shall have executed and delivered to such Buyer the Preferred Stock Certificates (in such denominations as such Buyer shall request) for the Preferred Shares being purchased by such Buyer at the Closing.

                  m. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

                  n. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, at least 2,380,953 shares of Common Stock.

                  o. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to such Buyer, duly executed by the Company and acknowledged in writing by the Company's transfer agent.

                  p. The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within five days of the Closing Date.

                  q. The Company shall have delivered to such Buyer a certified copy of the Articles of Organization as certified (or, in the case of the Certificate, stamped as filed) by the Secretary of State of the Commonwealth of Massachusetts as of a date within five (5) days of the Closing Date.

                  r. The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Articles of Organization and (C) the By-laws, each as in effect at the Closing.

                  s. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                  t. The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                  u. Such Buyer shall be satisfied, in its sole discretion, with the terms, amount and scope of all Policies in effect with respect to the Company and its Subsidiaries (both before and after giving effect to the CSD Acquisition).

                  v. Such Buyer shall be satisfied, in its sole discretion, with all ERISA, environmental, tax and labor matters relating to the Company and its Subsidiaries (both before and after giving effect to the CSD Acquisition).

                  w. Such Buyer shall be satisfied, in its sole discretion, with the terms, conditions and indemnities of each contract, agreement or instrument being assumed or guaranteed by the Company in connection with the CSD Acquisition.

                  x. After giving effect to the payment of the purchase price for the CSD Acquisition and all expenses of the Company and its Subsidiaries in connection therewith, the Financing Agreement and the Congress Loans, there shall be not less than $25,000,000 of unrestricted borrowing availability under the Congress Loan Documents, as certified to such Buyer in writing by the Chief Executive Officer or Chief Financial Officer of the Company.

                  y. Such Buyer shall have received such other agreements, instruments, certificates and other documents as it may determine are customary for the transactions contemplated by the Transaction Documents, in each case in form and substance satisfactory to such Buyer.

         8.       INDEMNIFICATION.

         In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Preferred Shares and all of their stockholders, officers, directors, managers, members, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, the Certificate or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, the Certificate or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, the Certificate or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or
(iii) the status of such Buyer or holder of Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Section 8 shall be the same as those set forth in Section 5 of the Investors Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

         9.       MISCELLANEOUS.

                  a. GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least a majority of the Preferred Shares then outstanding. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

                  f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           Clean Harbors, Inc.
                           1501 Washington Street
                           Braintree, MA  02185
                           Attention: Chief Financial Officer
                           Telephone:  781-849-1800, Ext. 4450
                           Facsimile:   781-848-1632

                  With a copy to:

                           Davis, Malm & D'Agostine, P.C.
                           One Boston Place
                           Boston, Massachusetts  02108
                           Attention:  C. Michael Malm, Esq.
                           Telephone:  617-365-2500
                           Facsimile:   617-525-6215


                  If to the Transfer Agent:

                           American Stock Transfer & Trust Company
                           6201 15th Avenue
                           Brooklyn, NY  11219
                           Attention: Fran Noftel or Donna Ansbro
                           Telephone:  718-921-8200
                           Facsimile:   718-921-8337

                  If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the Preferred Shares then outstanding, including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement.

                  h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. SURVIVAL. The representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. PUBLICITY. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof and in no event may the Company disclose publicly the identity of any Buyer or their nominees or affiliates without the prior consent of such Buyer).

                  k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. PLACEMENT AGENT. Except as disclosed in writing to the Buyers, the Company acknowledges that it has not engaged any Person as placement agent or broker in connection with the sale of the Preferred Shares. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by or on behalf of any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

                  m. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  n. REMEDIES. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  o. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to the Investors Rights Agreement, the Certificate or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                            [signature page follows]

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


COMPANY:

CLEAN HARBORS, INC.


 By:
      -----------------------
      Name:
      Title:

                                      BUYERS:

                                      CERBERUS CH LLC


                                      By:  Cerberus Partners, L.P.
                                           its Managing Member

                                      By:  Cerberus Associates, L.L.C.
                                           its General Partner

                                      By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                      OAK HILL SECURITIES FUND, L.P.


                                      By:   Oak Hill Securities GenPar, L.P.
                                            its General Partner

                                      By:   Oak Hill Securities MGP, Inc.
                                            its General Partner

                                      By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                      OAK HILL SECURITIES FUND II, L.P.


                                      By:   Oak Hill Securities GenPar II, L.P.
                                            its General Partner

                                      By:   Oak Hill Securities MGP II, Inc.
                                               its General Partner

                                      By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                      LERNER ENTERPRISES, L.P.


                                      By:  Oak Hill Asset Management, Inc.
                                           As advisor and attorney-in-fact
                                           to Lerner Enterprises

                                      By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                      P&PK FAMILY LTD. PARTNERSHIP


                                      By:  Oak Hill Asset Management, Inc.
                                           As advisor and attorney-in-fact
                                           to P&PK Family Ltd. Partnership

                                      By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                      CARDINAL INVESTMENT PARTNERS I, L.P.


                                      By:  Oak Hill Advisors, L.P.
                                           As advisor and attorney-in-fact
                                           Cardinal Investment Partners I,
                                           L.P.

                                      By:  Oak Hill Advisors MGP, Inc.
                                           its General Partner

                                      By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A


                                    Number of          Amount of
       Investor Address           Preferred          Commitment of       Investor's Representatives' Address
     and Facsimile Number           Shares          Preferred Shares            and Facsimile Number
-------------------------------   ------------      ----------------     -----------------------------------
Cerberus CH LLC                       16,750            $16,750,000      Schulte Roth & Zabel LLP
450 Park Avenue, 28th Floor                                              919 Third Avenue
New York, NY 10022                                                       New York, NY  10022
Telephone:  (212) 891-2100                                               Attn:  Stuart Freedman, Esq.
Facsimile:  (212) 891-1540                                               Telephone:  (212) 756-2000
Attention:  Kevin Genda and                                              Facsimile:  (212) 593-5955
Daniel Wolf

Oak Hill Securities Fund, L.P.                                           Paul, Weiss, Rifkind, Wharton &
65 East 55th Street                                                      Garrison
New York, New York 10022              3,465              $3,465,000      1285 Avenue of the Americas
Telephone: (212) 326-1552                                                New York, NY 10019
Facsimile:  (212) 838-8411                                               Telephone: (212) 373-3000
Attention:  William H. Bohnsack,                                         Facsimile:  (212) 757-3990
Jr.                                                                      Attention:  Eric Goodison

Oak Hill Securities Fund II, L.P.                                        Paul, Weiss, Rifkind, Wharton &
65 East 55th Street                                                      Garrison
New York, New York 10022              3,465              $3,465,000      1285 Avenue of the Americas
Telephone: (212) 326-1552                                                New York, NY 10019
Facsimile:  (212) 838-8411                                               Telephone: (212) 373-3000
Attention:  William H. Bohnsack,                                         Facsimile:  (212) 757-3990
Jr.                                                                      Attention:  Eric Goodison

Lerner Enterprises, L.P.                                                 Paul, Weiss, Rifkind, Wharton &
65 East 65th Street                                                      Garrison
New York, New York 10022               730                $730,000       1285 Avenue of the Americas
Telephone: (212) 326-1552                                                New York, NY 10019
Facsimile:  (212) 838-8411                                               Telephone: (212) 373-3000
Attention:  William H. Bohnsack,                                         Facsimile:  (212) 757-3990
Jr.                                                                      Attention:  Eric Goodison

P&PK Family Ltd. Partnership                                             Paul, Weiss, Rifkind, Wharton &
65 East 55th Street                                                      Garrison
New York, New York 10021               165                $165,000       1285 Avenue of the Americas
Telephone: (212) 326-1552                                                New York, NY 10019
Facsimile:  (212) 838-8411                                               Telephone: (212) 373-3000
Attention:  William H. Bohnsack,                                         Facsimile:  (212) 757-3990
Jr.                                                                      Attention:  Eric Goodison

Cardinal Investment Partners I,                                          Paul, Weiss, Rifkind, Wharton &
L.P.                                                                     Garrison
65 East 55th Street                    425                $425,000       1285 Avenue of the Americas
New York, New York 10021                                                 New York, NY 10019
Telephone: (212) 326-1552                                                Telephone: (212) 373-3000
Facsimile:  (212) 838-8411                                               Facsimile:  (212) 757-3990
Attention:  William H. Bohnsack,                                         Attention:  Eric Goodison
Jr.